Exhibit 99.1

Critical Therapeutics Receives Notice of Additional Deficiency from NASDAQ

LEXINGTON, Mass.--(BUSINESS WIRE)--Critical Therapeutics, Inc. (NASDAQ: CRTX) announced today that on May 16, 2008 it received a letter from the NASDAQ Stock Market’s Listing Qualifications Department notifying the Company that its stockholders’ equity of $7,126,000, as reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 that it filed with the U.S. Securities and Exchange Commission (SEC) on May 12, 2008, does not comply with the minimum stockholders’ equity requirement of $10,000,000 for continued listing on The NASDAQ Global Market pursuant to NASDAQ Marketplace Rule 4450(a)(3). Given the Company’s failure to satisfy the minimum stockholders’ equity standard, the Listing Qualifications Staff is reviewing the Company’s eligibility for continued listing on The NASDAQ Global Market.

To facilitate the review, the Company expects to provide to the Listing Qualifications Staff a definitive plan to achieve and sustain compliance with NASDAQ Global Market listing requirements. If after the conclusion of its review process, the Listing Qualifications Staff determines that the Company has not presented a definitive plan that is sufficient, the Staff will provide written notice to the Company that its common stock will be delisted from the NASDAQ Global Market. In such event, Critical Therapeutics may appeal the Staff’s decisions to a NASDAQ Listing Qualifications Panel. Alternatively, the Company could apply to transfer its listing from The NASDAQ Global Market to The NASDAQ Capital Market, if it meets all requirements for continued listing on that market.

As previously announced, Critical Therapeutics received a letter on April 21, 2008 from the NASDAQ Stock Market’s Listing Qualifications Department providing notification of the Company’s failure to satisfy the minimum closing bid price requirement of $1.00 per share for continued inclusion on The NASDAQ Global Market pursuant to NASDAQ Marketplace Rule 4450(a)(5). The Company has until October 20, 2008 to regain compliance with the minimum closing bid price requirement.

On May 1, 2008, Critical Therapeutics announced the signing of a definitive merger agreement with Cornerstone BioPharma Holdings, Inc., a privately-held specialty pharmaceutical company focused on developing and commercializing prescription medications for respiratory disorders. Under the terms of the agreement, all outstanding shares of Cornerstone’s common stock will be converted into and exchanged for shares of Critical Therapeutics’ common stock and all outstanding Cornerstone options and warrants will be assumed by Critical Therapeutics and become options and warrants to acquire Critical Therapeutics’ common stock. Immediately following the effective time of the merger, the holders of Cornerstone’s common stock, options and warrants will own approximately 70 percent, and Critical Therapeutics’ stockholders will own approximately 30 percent, of the combined company’s common stock, after giving effect to shares issuable under outstanding Cornerstone options and warrants, but excluding shares issuable under outstanding Critical Therapeutics options and warrants. Consummation of the merger is subject to a number of closing conditions, including the approval of Critical Therapeutics’ stockholders, approval by NASDAQ of the re-listing of Critical Therapeutics’ common stock in connection with the merger, the continued availability of Critical Therapeutics’ products and other customary closing conditions. Healthcare Ventures and Advanced Technology Ventures, who together hold approximately 19 percent of the issued and outstanding common stock of Critical Therapeutics, have entered into agreements whereby they have agreed to vote their shares in favor of the merger. The stock-for-stock transaction is targeted to close in the fourth quarter of 2008.

About Critical Therapeutics, Inc.

Critical Therapeutics, Inc. is developing and commercializing innovative products for respiratory and inflammatory diseases. Critical Therapeutics owns worldwide rights to two FDA-approved drugs: ZYFLO CR™ (zileuton) extended-release tablets and ZYFLO® (zileuton tablets). Critical Therapeutics is developing products for acute asthma attacks that lead patients to the emergency room and other urgent care settings. Critical Therapeutics also is developing therapies directed toward the body’s inflammatory response. Critical Therapeutics is located in Lexington, Mass. For more information, please visit www.crtx.com.

Important Additional Information Will Be Filed With The SEC

Critical Therapeutics plans to file with the SEC a Registration Statement on Form S-4 and file with the SEC and mail to its stockholders a Proxy Statement/Prospectus in connection with the proposed transaction with Cornerstone. The Registration Statement and the Proxy Statement/Prospectus will contain important information about Critical Therapeutics, Cornerstone, the transaction and related matters. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by Critical Therapeutics through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus from Critical Therapeutics by contacting Critical Therapeutics, Inc., Attn: Chief Financial Officer, 60 Westview Street, Lexington, MA 02421.

Critical Therapeutics, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding Critical Therapeutics’ directors and executive officers is contained in Critical Therapeutics’ Annual Report on Form 10-K for the year ended December 31, 2007, as amended, its proxy statement dated April 25, 2008 and its Current Report on Form 8-K dated April 24, 2008, which are filed with the SEC. As of April 30, 2008, Critical Therapeutics’ directors and executive officers beneficially owned approximately 10,334,319 shares, or 22.9 percent, of Critical Therapeutics’ common stock.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Critical Therapeutics, Inc., including, without limitation, statements regarding the continued listing of the Company’s common stock on NASDAQ; the proposed transaction between the Company and Cornerstone; the expected timetable for completing the transaction with Cornerstone; future financial and operating results, including targeted product milestones; benefits and synergies of the transaction with Cornerstone; future opportunities for the combined company; our strategy, future operations, financial position, future revenues, and projected costs; prospects, plans and objectives of management; and all other statements that are not purely historical in nature, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “target,” “may,” “plan,” “project,” “could,” “should,” “will,” “would” and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks and uncertainties relating to: the ability to achieve and sustain compliance with all NASDAQ listing requirements; the ability to consummate the transaction with Cornerstone; the ability to successfully integrate operations and employees with Cornerstone; the ability to realize anticipated synergies and cost savings of the transaction with Cornerstone; our ability to successfully market and sell ZYFLO CR, including the success of our co-promotion arrangement with DEY; our ability to transition our management team effectively; our ability to develop and maintain the necessary sales, marketing, distribution and manufacturing capabilities to commercialize ZYFLO CR; patient, physician and third-party payor acceptance of ZYFLO CR as a safe and effective therapeutic product; adverse side effects experienced by patients taking ZYFLO CR or ZYFLO; our heavy dependence on the commercial success of ZYFLO CR; our ability to maintain regulatory approvals to market and sell ZYFLO CR; the success of our co-promotion arrangement with DEY for PerforomistTM (formoterol fumarate) Inhalation Solution; our ability to successfully enter into additional strategic co-promotion, collaboration or licensing transactions on favorable terms, if at all; conducting clinical trials, including difficulties or delays in the completion of patient enrollment, data collection or data analysis; the results of preclinical studies and clinical trials with respect to our products under development and whether such results will be indicative of results obtained in later clinical trials; our ability to obtain the substantial additional funding required to conduct our development and commercialization activities; our dependence on our strategic collaboration with MedImmune, Inc.; and our ability to obtain, maintain and enforce patent and other intellectual property protection for ZYFLO CR, our discoveries and our drug candidates. These and other risks are described in greater detail in the “Risk Factors” section of our Quarterly Report on Form 10-Q and other filings that we make with the Securities and Exchange Commission. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

In addition, the statements in this press release reflect our expectations and beliefs only as of the date of this release. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. However, while we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, except as required by law, whether as a result of new information, future events or otherwise. In general, our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, business development transactions, joint ventures or investments, except that in particular circumstances as specifically indicated we may address the potential impact of the proposed transaction with Cornerstone. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this release.

ZYFLO® is a registered trademark of Critical Therapeutics, Inc.

ZYFLO CRTM is a trademark of Critical Therapeutics, Inc.

Perforomist™ is a trademark of Dey, L.P.

CONTACT:
Critical Therapeutics, Inc.
Linda S. Lennox, 781-402-5708
Vice President, Investor & Media Relations
llennox@crtx.com